Exhibit 99.1

FOR IMMEDIATE RELEASE

Dot Hill Announces Acquisition of Cloverleaf Communications

Accelerates Company into Heterogeneous Storage Virtualization, Data Management

Services Software and Unified Storage Markets

Management to Conduct Conference Call to Discuss Acquisition Strategy and Details

on January 7, 2010

Company reaffirms Q409 Financial Guidance

Carlsbad, Ca. – January 5, 2010 – Dot Hill Systems Corp. (Nasdaq: HILL), a provider of world-class, entry level and midrange external RAID storage arrays for OEMs, Open Storage Partners and System Integrators, today announced that it has entered into a definitive purchase agreement to acquire Cloverleaf Communications Inc., a privately held software company and an emerging leader in advanced heterogeneous storage virtualization and unified storage technologies. The acquisition is intended to significantly broaden Dot Hill’s reach into the storage virtualization, data management services software and unified storage markets.

Cloverleaf’s administrative headquarters are in Woodbury, New York and its research and development facilities are in Israel. The company’s advanced virtualization and unified storage software products have been deployed for several years by a wide range of end users, including financial, legal and entertainment media companies as well as government agencies who require scalable performance and fully featured storage resource management for medium to large scale storage deployments. Cloverleaf’s intelligent Storage Network (iSN) software products are designed to work heterogeneously across all vendors’ storage arrays and support a common suite of advanced data management services. The iSN products provide significantly improved returns on investment for end users by consolidating data and disaster recovery management under a single pane user interface regardless of storage type or vendor.

Cloverleaf was formed in 2001 when it acquired its core product technology from Elta Systems / Israel Aerospace Industries (IAI), a multi-discipline systems research and development company. This technology was derived from hundreds of man-years of development related to high performance, secure communications and networking systems and has been proven in mission-critical military and commercial applications. Cloverleaf had secured investments primarily from leading venture capital firms in Israel. As part of the transaction, a number of Cloverleaf’s founders, including Elic Yavor and Yosi Klein, will be joining Dot Hill Systems. Dr. Yavor and Mr. Klein were part of the core development team from ELTA Systems / IAI and bring many years of development experience to Dot Hill.

Cloverleaf’s products are entirely software based and run on standard Intel architecture hardware. The suite of products provide unified management and support of any vendor’s storage arrays and include features such as storage virtualization and pooling across mixed vendor SAN and NAS storage, thin provisioning, automated tiered provisioning, data migration, advanced snapshot, FCDP (Frequent Consistent Data Protection), synchronous and asynchronous replication and remote disaster recovery at host speeds of up to 24GB/s rates. In addition, Cloverleaf’s virtualization and data management services support both file and block I/O with Fibre Channel and NFS/CIFS protocol support. The iSN products can also be clustered for near linear performance gains with up to 12 controllers being deployed in a single configuration.

“The addition of Cloverleaf’s products to the Dot Hill portfolio complements our existing storage array and software offerings while extending our reach into adjacent and emerging markets such as cloud based storage and storage virtualization,” said Dana Kammersgard, president and chief executive officer of Dot Hill. “This transaction is intended to quickly elevate us beyond the storage array market and establish Dot Hill as a technology leader in the higher margin storage software market. Cloverleaf had invested over $43 million dollars and nine years of development in these products that provide data management services such as clustered virtualization, synchronous and asynchronous replication, thin provisioning, FCDP and automated storage tiering across a mixed and diverse storage array base. The iSN products specifically address the complex, heterogeneous requirements of most end user environments. They solve critical customer problems in a unified manner and as a result, represent key growth areas within our target markets. We expect that our existing and prospective OEM and channel partners will be very interested in considering these products as we prepare them for launch later this year.”

“This acquisition is in line with our previously stated objectives to transform Dot Hill into a storage software and solutions focused company,” continued Kammersgard. “Cloverleaf’s products accelerate this plan by as much as two years and with the breadth of features they provide, we believe we can compete very well with both the virtualization appliance companies as well as with the newer storage companies who bundle similar features that operate solely on their own array products.”

“We expect this acquisition could be accretive to our financial results in 2011,” said Hanif Jamal, Senior Vice President and Chief Financial Officer of Dot Hill Systems. “Adding this new technology represents a key step in the transformation of our business to a more software-centric financial model as we can extend Dot Hill’s products and solutions into higher value add, higher margin areas within the storage markets we serve. Dot Hill’s strong balance sheet and improving financial results have enabled us to make this important acquisition to accelerate the next phase of our technological evolution. We believe we will meet our guidance of $62 to $67 million in revenue for the fourth quarter of 2009, a non-GAAP loss in the 1 to 7 cent range and expect to end the year with $55 to $60 million in cash and cash equivalents.”

“I am excited that Dot Hill and Cloverleaf Communications are merging to create innovative solutions to advance storage technology for a wide range of customers,” said Eddy Shalev, Chairman of Cloverleaf Communications Inc. and Founder and Managing Partner of Genesis Partners. “By combining Cloverleaf’s experienced team and robust products with Dot Hill’s strong development, sales, marketing and customer support capabilities, I believe we can rapidly grow the customer base for the iSN products. The investors and management of Cloverleaf have shown our confidence in this combination by accepting Dot Hill common stock as a significant portion of the acquisition consideration. This demonstrates our belief that the combined organization will be worth more than the two organizations independently.”

Under the terms of the agreement, Dot Hill will purchase the company for cash of $2.5 million plus approximately $9.5 million in shares of unregistered Dot Hill common stock based on the 30 day trailing average closing price of the common stock as of December 31, 2009. Additional details of the transaction have been provided in the Current Report on Form 8-K filed today by Dot Hill with the Securities and Exchange Commission.

The acquisition has been approved by the Board of Directors of Dot Hill Systems and the principal shareholders of Cloverleaf Communications. Although subject to customary closing conditions, the transaction is expected to close by the middle of January 2010. The transaction does not require the approval of Dot Hill’s shareholders.

Conference Call Details

In conjunction with this announcement, Dot Hill management will conduct a conference call at 5 p.m. (Eastern) January 7, 2010. The conference call will be available live via the internet by accessing Dot Hill’s web site at www.dothill.com. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-941-9326 from within the United States or dial 1-480-629-9851 if calling Internationally. For those who cannot access the live broadcast, a replay will be available by dialing 1-800-406-7325 domestically or 1-303-590-3030 internationally and entering “4198417” from one hour after the end of the call until 11.59 pm EST on January 14, 2010. The replay will also be available at the Dot Hill website.

Contact:

Hanif Jamal

760.431.4405

hanif.jamal@dothill.com

About Cloverleaf Communications Inc. Cloverleaf addresses these most fundamental business concerns – flexibility and optimization of resources, time, and money – by introducing capabilities that make storage a positive strategic asset, rather than simply a considerable obligation. Through its Intelligent Storage Networking (iSN) system, Cloverleaf provides the advanced services that deliver on the promise to give data center managers control. Essentially, Cloverleaf’s iSN simplifies management, eliminates downtime, and cuts storage costs, delivering real operation efficiency, technology benefits and business value. Companies that implement an iSN can run their businesses smarter, faster and more cost effectively.

Founded in 2001, privately-held Cloverleaf is headquartered in Woodbury, New York with a technology development office in Israel. The company delivers its product to customers direct and through an elite channel of system integration partners and OEM partners located in North America and Europe. The iSN solution is available to partners either as a turn-key virtualization machine or integrated in an OEM/reseller rack with their own storage solution or as a software license to be installed by OEM in their own storage racks. For more information, visit www.cllf.com.

About Dot Hill Systems Corp. Delivering innovative technology and global support, Dot Hill (Nasdaq: HILL) empowers the OEM community to bring unique storage solutions to market, quickly, Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The company’s products are in use today by the world’s leading service and equipment providers, common carriers, advanced technology and telecommunications companies as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Carlsbad, Calif., Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom and the United States. For more information, visit us at http://www.dothill.com/.

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Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding the effect of Dot Hill’s acquisition of Cloverleaf on Dot Hill’s business and financial results, statements with respect to future operating expenses and the potential market opportunities associated therewith and statements regarding Dot Hill’s projected financial results for the fourth quarter of 2009 and year-end cash position. The risks that contribute to the uncertain nature of the forward-looking statements include unforeseen technological, intellectual property, supply or engineering issues and changing customer preferences, and the additional risks set forth in the forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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